CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #590/592 to the Registration Statement on Form N-1A of Advisors Series Trust with respect to the filing of the Prospectus and Statement of Additional Information for the Kellner Event Fund, a series of Advisors Series Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #590/592 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated March 3, 2014 on the financial statements of the Kellner Long/Short Fund, a series of Advisors Series Trust.   Such financial statements appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #590/592 to the Registration Statement on Form N-1A of Advisors Series Trust and to the use of our report dated March 3, 2014 on the financial statements and financial highlights of the Kellner Merger Fund, a series of the Advisors Series Trust.   Such financial statements and financial highlights appear in the 2013 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
April 25, 2014